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EXHIBIT 23.6

           CONSENT OF WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                          ----------------------------

We hereby consent to the incorporation by reference in the S-8 Registration Statement of Allis-Chalmers Energy Inc. of our report dated March 23, 2005 related to the financial statements of Delta Rental Service, Inc. as of December 31, 2003 and December 31, 2004 and the Years ended December 31, 2003 and December 31, 2004.






                      /s/ WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, LLC
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LAFAYETTE, LOUISIANA
JULY 28, 2005